Exhibit 10A




                               USF&G CORPORATION



                     ENABLING RESOLUTIONS TO ESTABLISH

                  1994 STOCK PLAN FOR EMPLOYEES OF USF&G



        WHEREAS, the Board of Directors has previously considered and approved in concept various employee recognition and bonus programs, including the VIP (Value-Involvement-Performance) Program, RAVE (Recognize a Valued Employee), Chairman's Club T.R.I.P. and WIN, pursuant to which employees of the Corporation or its subsidiaries may receive options to purchase shares of the Corporation's Common Stock (all such programs, together with similar all-employee programs approved by the Compensation Committee from time to time, are hereinafter referred to as the "Employee Stock Option Programs");

        WHEREAS, the Board desires to formally authorize and reserve for issuance shares of Common Stock to be issued under such Employee Stock Option Programs;

NOW, WHEREFORE, it is hereby:

RESOLVED, that the Corporation grant, from time to time pursuant to the Employee Stock Option Programs, options for the purchase of Common Stock of the Corporation; provided, however, that all such grants shall: (i) be made only to employees of the Corporation or its subsidiaries as designated by the Compensation Committee; (ii) not be made to any person subject to Section 16 of the Securities Exchange Act of 1934; (iii) provide for an option exercise price per share as determined by the Compensation Committee from time to time, but in no instance shall such price be less than the fair market value of a share of authorized and issued Common Stock of the Corporation on the date the option is granted (fair market value shall be the average of the high and low sale prices quoted on the New York Stock Exchange composite listing on the date in question or if there were no quotations on such date, on the next preceding trading day on which there were such quotations); (iv) provide for a period for exercising such options of not more than ten years and one day from the date of grant; (v) not constitute incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended; (vi) provide that no share of Common Stock shall be issued until full payment therefor has been made to the Corporation and that the holder of the option shall have none of the rights of a shareholder until the shares are actually issued; (vii) be non-transferable and non-assignable (including by pledge or hypothecation), except that valid option rights may be transferred by testamentary instrument or by laws of descent and distribution; (viii) during such holder's lifetime, be exercisable only by the grantee and not be transferable or assignable; (ix) otherwise be on such terms, conditions, restrictions and limitations as shall be established from time to time by the Compensation Committee, including, without limitation, any provisions regarding vesting, exercise, termination, and forfeiture; and (x) be made only as and when approved by the Compensation Committee.

RESOLVED, that there be and hereby are approved and reserved for issuance pursuant to any such Employee Stock Option Programs, subject to further action of the Compensation Committee to authorize such issuance, an aggregate of up to 2,500,000 shares of Common Stock of the Corporation, and such shares, upon issuance thereof pursuant to any of the Employee Stock Option Programs as provided in the immediately preceding resolution, shall constitute duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation.

RESOLVED, that in the event of changes in the Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the Compensation Committee shall make such adjustments as shall be just and equitable in the number and kind of shares reserved for purchase under the Employee Stock Option Programs, the number and kind and option price of shares covered by options granted, and in any other matters which relate to the options and which are affected by any such changes.

RESOLVED, that any shares subject to an option which remain unpurchased at the expiration, termination or cancellation of an option and options or shares which are otherwise forfeited, surrendered or reacquired, shall again be available for use under the Employee Stock Option Programs.

RESOLVED, that the President, any Executive Vice President, Senior Vice President, Vice President or the Secretary (hereinafter "Officers of the Corporation"), as they deem appropriate, make application to the New York Stock Exchange, Inc., the Pacific Stock Exchange, Inc., the London Stock Exchange and the Stock Exchanges of Basle, Geneva, and Zurich, Switzerland for the listing, subject to official notice of issuance, of up to 2,500,000 shares of Common Stock reserved for issuance under the Employee Stock Option Programs; and the Secretary be and hereby is authorized to prepare, execute and deliver an appropriate listing application, to appear before the respective exchanges and to do any and all other things which are necessary or desirable in connection therewith.

RESOLVED, that the Officers of the Corporation be and they are hereby authorized and directed to prepare, with the cooperation of counsel and accountants for the Corporation, and to file with the Securities and Exchange Commission such registration statements on Form S-8 under the Securities Act of 1933, as amended, and any required amendments and supplements thereto, as may be necessary from time to time to register the shares of Common Stock of the Corporation or any other securities required to be registered in connection with the Employee Stock Option Programs (all such securities, including the Common Stock, is hereinafter collectively referred to as the "Securities"), all to the extent the appropriate officers of the Corporation deem appropriate.

RESOLVED, that the Chairman of the Board of Directors and President, any Executive Vice President, or the Senior Vice President-General Counsel, and each of them, be and they are hereby authorized and empowered to execute from time to time by and in the name of the Corporation the registration statements referred to above and any amendments and supplements thereto and to file the same with the Securities and Exchange Commission; and the execution of such registration statements and of any amendments and supplements thereto by the officers and directors of the Corporation either personally or by any one of Norman P.
Blake, Jr., Dan L. Hale or John A. MacColl acting as attorney-in-fact of such officers or directors pursuant to a power or powers of attorney, be and the same is hereby specifically authorized.

RESOLVED, that John A. MacColl, be and he is hereby designated as "agent for service" of the Corporation in connection with any such registration statements and the filing thereof with the Securities and Exchange Commission.

RESOLVED, that the Officers of the Corporation are each authorized and directed in the name and on behalf of the Corporation to take any and all action which they may deem necessary or advisable in order to obtain a permit, register, or qualify the Securities for issuance under the Employee Stock Option Programs in accordance with the terms thereof or to request an exemption from registration of the Securities or to register or obtain a license for the Corporation as dealer or broker under the securities laws of such of the states of the United States of America as such officers may deem advisable, and in connection with such registrations, permits, licenses, qualifications, and exemptions to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney, and other papers and instruments as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain such registrations in effect for as long as they may deem to be in the best interest of the Corporation.

RESOLVED, that it is desirable and in the best interest of the Corporation that to the extent required by law the Securities be qualified or registered for sale in various states; that the Officers of the Corporation are each authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as said Officers may deem advisable; that said Officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, and appointments of attorneys for service of process; and the execution of any such Officer of any such paper or document or with the doing by him of any act in connection with the foregoing matters shall conclusively establish his or her authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the act so taken.

RESOLVED, that if in any such state where any of the Securities are to be registered or qualified for issuance under the Employee Stock Option Programs in accordance with the terms thereof, or where the Corporation is to be registered in connection with the Employee Stock Option Programs, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been, and is adopted by this resolution; and the Secretary or an Assistant Secretary of the Corporation is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted at this meeting, all such resolutions to be inserted in the minute book of the Corporation on pages next following the minutes of this meeting and initialed by an Officer of the Corporation.






Exhibit 10R



                              USF&G CORPORATION

                        STOCK INCENTIVE PLAN OF 1991

As Amended and Restated



Purpose and Types of Awards



        The purpose of the USF&G Corporation Stock Incentive Plan of 1991, as amended and restated herein (the "Plan"), is to provide officers and other key employees (collectively, "Key Persons") of USF&G Corporation and designated subsidiaries (collectively, the "Corporation") with additional incentives to continue and increase their efforts with respect to the Corporation and to develop a personal and active interest in the broader growth and greater financial success of the Corporation.


        The Plan provides for granting Key Persons options, stock appreciation rights, stock awards and performance awards (collectively, "Awards"). Awards may be granted separately or in tandem with other Awards, or in lieu of other compensation or other Awards otherwise payable to a Key Person either at the election of the Committee or, under rules approved by the Committee from time to time, at the election of the Key Person.



ARTICLE I - Administration



        (a) The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors, consisting of not less than two members, each of whom qualifies as a "disinterested" and "outside" director pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations promulgated by the Internal Revenue Service under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively.



        (b) Subject to the terms of the Plan, the Committee shall have full and complete authority in its discretion to grant Awards under the Plan, prescribe agreements evidencing such Awards and establish programs for granting Awards, and to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to determine
(i) the Key Persons to whom, and the time or times at which Awards shall be granted, (ii) the types of Awards to be granted, (iii) the number of shares to be covered by each Award, and (iv) all terms and conditions with respect to each Award.



        (c) The Committee shall have full and complete authority to administer and interpret the Plan and all agreements evidencing Awards under the Plan and all programs providing for Awards, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective agreements entered into (which agreements need not be identical) with respect to Awards, to establish various programs for granting Awards under the Plan and to make all other determinations deemed necessary or desirable for the operation and administration of the Plan.



        (d) The Committee shall have the power to designate which of the present and future affiliated and subsidiary corporations the Key Persons of which shall be eligible to participate in the Plan.



        (e) The Committee shall have the authority to accelerate the time in which any Award may be exercised or becomes payable and to waive, in whole or in part, any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of any Award following termination of any Key Person's employment.



        (f) All determinations made by the Committee shall be final and conclusive.





ARTICLE II - Participation in the Plan



        (a) Participation in the Plan shall be limited to such Key Persons of the Corporation as shall from time to time be designated by the Committee.
At the discretion of the Committee, an employee may be deemed to be a Key Person as a result of his status or position with the Corporation or as a result of individual efforts in connection with a specific project.



        (b) No member of the Board of Directors who is not also an officer or employee of the Corporation shall be eligible to participate in the Plan.



ARTICLE III - Common Stock Subject to the Plan



        (a) Subject to the provisions of Sections (c) and (d) of this Article, the total number of shares of the authorized Common Stock of the Corporation which may be issued under the Plan pursuant to Awards granted on or after April 1, 1994 shall be 4,000,000 shares; provided, however, that the number of shares of Common Stock that may be issued under the Plan pursuant to incentive stock options intended to qualify under section 422 of the Code, shall be determined without regard to Section (d) of this Article. In no event, however, shall there be issued under the Plan on or after April 1, 1994, more than 2,000,000 shares of restricted stock, subject to adjustment under Section
(c) but without regard to Section (d) of this Article III. The total number of shares of Common Stock subject to issuance under the Plan, and any balance remaining unoptioned or unawarded, shall be reserved for those purposes during the life of the Plan.



        (b) Subject to the provisions of Section (c) of this Article, from and after April 1, 1994 and until this Plan shall terminate pursuant to Article XVI, no Key Person shall be eligible to receive an Award or Awards under the Plan for, in the aggregate, more than 500,000 shares of Common Stock. Awards to any such person which are subsequently terminated, canceled, forfeited, or reacquired shall nevertheless be counted when determining whether such maximum number of shares has been issued. No Key Person shall be eligible to receive an Award or Awards granted under the Plan before April 1, 1994, for, in the aggregate, more than 700,000 shares.



        (c) In the event of changes in the Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the Board of Directors shall make such appropriate adjustments in the number and kind of shares reserved for purchase by or Award to Key Persons under the Plan, the number and kind and the price of shares covered by Awards granted, the maximum number of shares for which any one person shall be eligible to receive or exercise Awards, the minimum number of shares as to which Awards shall be exercisable at any one time, and in any other matters which relate to Awards and which are affected by the changes referred to above.



        (d) If for any reason an Award or portion of an Award expires or is terminated, surrendered, canceled, forfeited or reacquired pursuant to rights reserved upon issuance thereof, then the number of shares of Common Stock covered by the Award or portion of the Award shall be restored to the number of shares available for Awards under the Plan as if the Award or portion of the Award had never been issued, except to the extent shares are actually issued and such restoration is restricted by Section 16 of the Exchange Act. In the event an Award is exercised and paid in cash, any shares subject to such Award shall again be subject to issuance pursuant to Awards granted under the Plan, except to the extent shares are actually issued and such restoration is restricted by
Section 16 of the Exchange Act.





ARTICLE IV - Options



        (a) The Committee in its discretion may grant options to any Key Person on such terms and conditions as it shall, in its discretion, deem advisable, subject to Section (b) of this Article IV. Options granted under the Plan may be either incentive stock options intended to qualify under section 422 of the Code, or non-qualified stock options not intended to so qualify.



        (b) The option exercise price per share with respect to each option shall be determined by the Committee from time to time, but in no instance shall such price be less than the fair market value of a share of the authorized and issued Common Stock of the Corporation on the date the option is granted. Fair market value shall be the average of the high and low sales prices quoted on the New York Stock Exchange composite listing on the date in question or if there were no quotations on such date, on the next preceding trading day on which there were such quotations.



        (c) The terms of an option may provide for the award of a new option when the exercise price has been paid by tendering shares of Common Stock, provided that such replenishment feature shall be limited to any extent required by rules, regulations, or interpretations under the Exchange Act with respect to any particular grant in the case of a Key Person who is or becomes subject to
Section 16 of the Exchange Act. Any option which would automatically be granted pursuant to this Section (c) without any further Committee action may cover not more than the number of shares tendered and shall have an exercise price set at the then fair market value of such shares. ARTICLE V - Stock Appreciation Rights



        (a) The Committee in its discretion may grant stock appreciation rights to any Key Person on such terms and conditions as it shall, in its discretion, deem advisable.



        (b) A stock appreciation right shall entitle the holder to receive the number of shares of Common Stock determined under Section (c) below, without payment to the Corporation. In lieu of issuing shares upon exercise of a stock appreciation right, the Committee may elect to make a cash payment equal to the fair market value on the exercise date of the shares determined under Section
(c) below, or make such payment partially in shares and partially in cash in such proportions as the Committee determines.



        (c) The number of shares to be issued upon the exercise of a stock appreciation right shall be determined by dividing:



                (l) the number of shares subject to or specified by the stock appreciation right as of the exercise date multiplied by the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the exercise price specified by such stock appreciation right; by



                (2) the fair market value of a share of Common Stock on the exercise date; provided, however, that the total number of shares that may be received pursuant to any stock appreciation right issued in tandem with any option shall not exceed the total number of shares subject to such option.



ARTICLE VI - Stock Awards



        (a) The Committee in its discretion may grant stock awards to any Key Person on such terms and conditions as it shall, in its discretion, deem advisable, subject to the limitations set forth in Section (a) of Article III and Section (b) of this Article VI. A stock award may be denominated in shares of Common Stock, units of Common Stock or stock-equivalent units, and may be paid in Common Stock, in cash, or in a combination of Common Stock and cash.



        (b) The issuance of restricted stock shall be pursuant to restricted stock agreements approved by the Committee. In each restricted stock agreement, the participant shall agree to remain in the employment of the Corporation for a specified period (which shall be at least one year from the date of the award), at the pleasure of the Corporation, and at such compensation as the Corporation shall determine from time to time. In the event that a participant is permanently separated from the Corporation for any reason other than death, retirement, permanent disability, or other events specified by the Committee, within the period of time stated in the restricted stock agreement, the restricted stock shall be forfeited or shall be subject to repurchase at the prices specified in such agreements unless, at the discretion of the Committee, which discretion shall be exercised within 30 days after the separation, the forfeiture or repurchase is waived by the Committee.

ARTICLE VII - Performance Awards



        The Committee may in its discretion make performance awards payable in Common Stock, cash or a combination thereof on account of attainment of one or more performance goals established by the Committee. Performance goals established by the Committee may be based on the Corporation's operating income or one or more other business criteria selected by the Committee that apply to an individual or group of individuals, a business unit or the Corporation as a whole, over such performance period as the Committee may designate. The Committee in its discretion may recommend to the Board of Directors that the material terms of any performance award or program with respect to some or all Key Persons be submitted for approval by the shareholders.



ARTICLE VIII - Amendment and Discontinuance



        The Board of Directors may amend, modify or discontinue the Plan or waive any of its provisions, except that no such amendment, modification, waiver or discontinuance shall revoke or alter the terms of any valid Award previously granted in accordance with the Plan without the consent of the holder of the Award, except as permitted under Article IX below. The Board of Directors and the Committee may not take any action to increase or decrease the exercise price of any outstanding options granted under Article IV, except as provided in Section (c) of Article III. To the extent required under Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act, and, with respect to incentive stock options, to the extent required by the Code, no action by the Board of Directors which materially modifies the Plan shall become effective without the approval of the shareholders of the Corporation.



ARTICLE IX - Government Regulations



        The obligations of the Corporation to issue any Common Stock under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Board of Directors of the Corporation may make such changes as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.



ARTICLE X - Payment of Exercise or Purchase Price



        (a)     The exercise or purchase price for any Award shall be payable
(i) in U.S. dollars in cash or by check, bank draft or money order payable to the Corporation, (ii) in the discretion of the Committee, through the delivery of Common Stock or other securities issued by the Corporation with a fair market value on the date the Award is exercised or purchased equal to the total amount due, or (iii) for any other lawful consideration as determined by the Committee. A holder of an Award shall have none of the rights of a shareholder until the shares of Common Stock covered by the Award are issued to him or her.



        (b) The Committee may authorize the Corporation to grant loans or to guarantee loans from a third party to holders of Awards in conjunction with such Awards, upon such terms as the Committee deems appropriate.



ARTICLE XI - Transferability of Awards



        Awards under the Plan shall be nontransferable (including by pledge, assignment or otherwise) other than (i) by will or law of descent and distribution, and (ii) to the extent allowable under Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act.



ARTICLE XII - Withholding Taxes



        Key Persons shall pay to the Corporation, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the holder of an Award.



ARTICLE XIII - Applicable Law



        The validity, interpretation and administration of this Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to the choice of laws provisions thereof, except to the extent federal law controls.



ARTICLE XIV - Effect on Prior Awards



        All awards made under the Plan prior to the effective date of this amended and restated Plan shall continue in accordance with the terms of the Plan prior to the effective date of such amendments, except that such awards shall be treated as Awards under this amended and restated Plan for purposes of Section (d) of Article III and any shares of Common Stock which become available for regrant shall be added to the maximum number of shares issuable under the Plan on or after April 1, 1994.


ARTICLE XV - No Employment Contract Implied



        Except as may otherwise be determined in writing by the Committee, nothing in this Plan, any agreement executed in connection with this Plan or any Award, or by virtue of a grant of an Award, shall be construed or deemed to create or imply any contract of employment with any Key Person or create any rights except as specifically provided in writing.


ARTICLE XVI - Effective Date and Termination of Plan



        The Plan as amended and restated herein shall be effective as of April 1, 1994, subject to approval by the affirmative vote of a majority of the votes cast in person or by proxy, at the Annual Shareholders' Meeting to be held on May 4, 1994, or any adjournment thereof. If the amended and restated Plan is not approved by shareholders as contemplated herein, then the Plan, prior to such amendment and restatement, shall continue in accordance with its terms. The Plan will terminate on May 22, 2001, unless sooner terminated by the Board of Directors.







Exhibit 10S



USF&G CORPORATION

LONG-TERM INCENTIVE PROGRAM

Established Pursuant to the

USF&G CORPORATION

STOCK INCENTIVE PLAN OF 1991 (as amended and restated)



April 1, 1994





Purpose and Type of Awards



        This Long-Term Incentive Program (the "Program") has been established by the Compensation Committee of the Board of Directors (the "Committee") pursuant to the USF&G Corporation Stock Incentive Plan of 1991, as amended and restated (the "Plan"), for the purpose of granting "Performance Awards" pursuant to
Article VII of the Plan. Performance Awards granted under the Program are intended to serve as an incentive for performance to occur over a period of three fiscal years measured by reference to financial performance of USF&G Corporation (the "Corporation"), as set forth herein.



ARTICLE I - Definitions



        All capitalized terms not defined in the Program shall have the meaning assigned to them by the Plan.



        (a) "Administrator" means the Head-Human Resources Department of the Corporation.



        (b) "Adjusted Average CAT Loss" means the average annual catastrophe loss incurred by the Corporation's property/casualty operations (including property/casualty reinsurance operations) during the five-year period which includes the three fiscal years in the designated Performance Period and the two fiscal years immediately prior thereto; provided, however, the Committee may designate particular catastrophe losses to be excluded from such calculation if such losses are incurred in the two fiscal years immediately prior to the beginning of the designated Performance Period and such designation is made on or prior to the date that the Performance Goals are established.



        (c)     "Code" means the Internal Revenue Code of 1986, as amended.



        (d) "Cumulative Operating Income of the Corporation for the Performance Period" means net income from continuing operations on a consolidated basis for a designated Performance Period adjusted (i) to exclude net realized gains or losses on investments, other than such gains or losses of or impairment provisions for investments in (1) real estate, (2) Private Placements and (3) consolidated subsidiaries or minority owned investments accounted for using the equity method, in each case other than Excluded Investments; (ii) to exclude federal income tax benefits arising from net operating loss carryforwards or adjustments to the valuation allowance on deferred tax assets if such tax benefits exceed what would otherwise be the federal tax expense on income for such Performance Period; and (iii) to substitute for the actual amount of catastrophe losses reported during such Performance Period, an amount equal to the product obtained by multiplying three
(3) by the Adjusted Average CAT Loss. The calculation described above shall be determined under generally accepted accounting principles ("GAAP") on a basis consistent with the Corporation's audited financial statements for the fiscal year ending on the day before the first day of such Performance Period.



        (e) "Earned Performance Award" means an actual award of a specified number of Stock Units which the Committee has determined have been earned and are payable for a particular Performance Period.



        (f) "Excluded Investments" means any investments included in subclauses (1), (2) or (3) of clause (i) of Section (d) of this Article I which the Committee designates to be excluded from the calculation of net realized gains and losses for the indicated Performance Period, provided such designation is made on or prior to the date that the Performance Goals for such Performance Period are established.



        (g) "Fundamental Corporate Transaction" means, and shall be deemed to occur on, the date (i) of the first purchase of shares of the Common Stock of the Corporation pursuant to a tender offer or an exchange offer (other than one made by the Corporation or holding company for the Corporation) for all or any part of the Corporation's Common Stock, (ii) of approval of the shareholders of the Corporation of a merger, consolidation, sale, statutory or other share exchange, or disposition of all or substantially all of the Corporation's assets in which the Corporation (or holding company for the Corporation) will not survive as a publicly-owned corporation operating the business it operated prior to such transaction, or (iii) on which any entity, person or group acquires beneficial ownership of shares of the Corporation's Common Stock (whether in one or a series of transactions), directly or indirectly, amounting to 30% or more of the outstanding shares of such class. A "holding company for the Corporation" means, in the foregoing sentence, an entity that becomes a holding company for the Corporation without altering or planning to alter in any material respect the shareholders of the Corporation or the business of the Corporation and its subsidiaries as a whole, other than a case in which an acquisition of another company by the Corporation or the holding company is being accomplished concurrently.



        (h) "Participant" shall mean Key Persons (as defined in the Plan) selected by the Committee to participate in this Program for a stipulated Performance Period.



        (i) "Payment Deferral Election" shall mean a payment deferral election of a Participant with respect to a Stock Unit.



        (j) "Performance Goal" shall mean a specified target for Cumulative Operating Income of the Corporation for a Performance Period, as specified by the Committee.

        (k)     "Performance Period" shall mean a period of time covering three
(3) fiscal years of the Corporation, as specified by the Committee.



        (l) "Permanent Disability" means the Participant's inability to substantially perform the essential duties of his or her occupation in the usual and customary way due to bodily injury, mental or psychological impairment, or disease, which inability is reasonably expected to last not less than two (2) years. Determination of whether or not a Participant's condition constitutes Permanent Disability as defined herein shall be in the sole discretion of the Committee.



        (m) "Private Placements" means the Corporation's investments in Chancellor Capital Management, Inc. and in any other investment made on or after January 1, 1994 in a class of securities the offering of which was not registered at the time of such investment under the Securities Act of 1933 (the "Securities Act") nor acquired pursuant to an offering under Rule 144 or Rule 144A of the Securities Act, or were otherwise not publicly traded at the time of issuance and were offered only to one or more qualified investors at the time the investment was first made by the Corporation. "Private Placements" shall not include investments which are included under clauses (i)(1) or (i)(3) of Section (d) of this Article I.



        (n) "Pro Rata Basis" means a method of allocating Stock Units in the event a Participant does not complete a full Performance Period but is nevertheless eligible to receive Stock Units with respect to such Performance Period. In such event, the Participant shall be eligible for such number of Stock Units as he or she would have received if such Participant had completed such Performance Period multiplied by a fraction, the numerator of which is the number of whole months in such Performance Period completed by such Participant, and the denominator of which is 36.



        (o) "Restricted Participant" means any Participant who is a "covered person" under section 162(m) of the Code. Determination of whether or not a Participant is a Restricted Participant shall be made based upon the year any Stock Units are to be actually paid under the Program, without regard to any Payment Deferral Election. A "Named Restricted Participant" is any Participant who, in the Committee's judgment, could be a Restricted Participant. The determination of which Key Persons could be Restricted Participants is made solely for purposes of ensuring that any compensation subsequently payable to such Participant under the Program is not disqualified from deductibility from gross income for federal income tax purposes under section 162(m) of the Code and consequently shall be made liberally.



        (p) "Stock Unit" shall mean a unit which represents one share of Common Stock of the Corporation, par value of $2.50 per share, and which is valued by reference to, and is otherwise based upon, one share of Common Stock. Stock Units shall not represent an actual ownership interest in Common Stock and the Participant shall have no voting or other rights as a shareholder in respect of the Stock Units, or, except as specifically provided in Article V, any right to payment on account of dividends or distributions in respect of the Common Stock.



        (q) "Stock Unit Account" shall mean a bookkeeping account established by the Corporation for each Participant which may be credited with Stock Units earned pursuant to one or more Earned Performance Awards and deferred pursuant to a Payment Deferral Election.



        (r) "Target Performance Award" shall mean a targeted award of a specified number of Stock Units which may be earned and payable based upon the Performance Goal for a particular Performance Period, all as determined by the Committee. The Target Performance Award shall be a factor in the Committee's ultimate determination of the Earned Performance Award.



        (s) "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, an Unforeseeable Emergency shall not exist to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by termination of further deferrals under this Program. Unforeseeable Emergency does not include the need to send a Participant's child to college or the desire to purchase a home.



ARTICLE II - Administration and Agreements with Participants



        (a) Except to the extent provided herein with respect to the Administrator, this Program shall be supervised and administered by the Committee. The Committee shall have all authority provided in the Plan to operate and administer this Program and any and all determinations by the Committee shall be final and conclusive.



        (b) This Program and any Awards (as defined in the Plan) granted hereunder shall be subject to such additional conditions, restrictions and limitations, including any regarding vesting and forfeiture, as shall be approved from time to time by the Committee or included in any agreements regarding such Awards with the Participants.



ARTICLE III - Performance Awards



        (a) As soon as reasonably practicable and with respect to each Performance Period, the Committee shall determine (i) the Participants in the Plan for such Performance Period, (ii) the Performance Goal to be used for the Target Performance Award, (iii) the number of Stock Units subject to each Target Performance Award, and (iv) any other material terms relating to the Target Performance Award.



        (b) Notwithstanding Section (a) of this Article III, the determinations required above shall be made: (i) prior to the first day of each Performance Period or by such later date as may be permitted under regulations, interpretations or guidance provided under section 162(m) of the Code, with respect to Named Restricted Participants and (ii) at such other time as the Committee deems appropriate with respect to any Participant who was not eligible to participate in the Program at the time that Target Performance Awards were made to other Participants, but who became eligible thereafter. The Committee shall at the time of the determinations made under clause (i) of this Section
(b), identify any Named Restricted Participants.



        (c) Within 120 days after the end of each Performance Period, the Committee will determine whether the Performance Goal was met. The Committee shall certify, in writing, that the Performance Goal and other material terms of the Target Performance Award were in fact satisfied. The Committee's determination of all such matters shall be final and conclusive.



        (d) At the same time as the Committee makes the certification required by Section (c) of this Article III or as soon thereafter as practicable, the Committee shall determine the Earned Performance Award for each Participant. Such determination may result in an increase or decrease in the number of Stock Units payable based upon such Participant's Target Performance Award, and shall be based upon such factors as the Committee shall determine in its sole discretion, but including the Target Performance Award and the performance of the Participant's unit and the Participant's individual performance during the Performance Period.



        (e) Stock Units earned by a Participant as determined by the Committee shall be paid in an equal number of shares of Common Stock as soon as practicable after the determination by the Committee required pursuant to Section (d) of this Article, unless the Participant has properly executed and delivered a Payment Deferral Election in accordance with Section (a) of
Article V. If the Participant is then a person subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has not made an effective Payment Deferral Election, and payment of any Stock Unit is made within six (6) months of the Committee's certification referred to in Section (d) of this Article with respect to such Stock Unit, then the certificate for such shares shall be held by the Corporation for a period of six
(6) months from the date of the Committee's determination and delivered as soon as practicable following the expiration of such six-month period. During such six-month period, the Participant shall have all of the rights of a shareholder with respect to such Common Stock, except that such Common Stock shall not be transferable by the Participant except as provided in Article XI of the Plan. Payment of Stock Units is also subject to the mandatory Payment Deferral Election provided for under Section (i) of Article V.



        (f) In the event the Corporation shall during any Performance Period make a material acquisition of assets or businesses which was not contemplated at the time that the Committee established the Performance Goal for such Performance Period, the Committee may, in its sole discretion, elect to exclude from the calculation of Cumulative Operating Income of the Corporation for the Performance Period any income, gains, losses or other affects of or relating to such acquired assets or businesses. In the event the Corporation shall during any Performance Period make a material disposition of assets or businesses which relate to the Corporation's core insurance operations and which was not contemplated at the time that the Committee established the Performance Goal for such Performance Period, the Committee may, in its sole discretion, elect to adjust the Performance Goal for such Performance Period to take into account any increase or decrease in operating income which may result from such disposition of assets or businesses, offset by any gains or losses realized upon such disposition.



        (g) In the event of a Fundamental Corporate Transaction, the Committee may, in its sole discretion, elect to terminate any Performance Periods not then completed and make a payment of Stock Units on a Pro Rata Basis.



        (h) In the event of a Participant's death, Permanent Disability or retirement under the Corporation's tax-qualified defined benefit plan, in each case while the Participant is employed by the Corporation, the Committee shall provide for payment of Stock Units with respect to any Performance Period which began but was not completed at the time of such death, Permanent Disability or retirement. Such Stock Units shall be paid on a Pro Rata Basis at the same time as Stock Units are paid to other Participants with respect to that particular Performance Period.



        (i) The Committee shall have the authority to make such further changes to a Participant's Target Performance Award, the Performance Goal or other matters as it deems appropriate, as the result of unforeseen events or otherwise, in the manner and to the extent determined by the Committee in its sole discretion.



        (j) Notwithstanding any discretion permitted the Committee to increase or decrease the number of Stock Units payable to a Participant upon the completion of a Performance Period, adjust Target Performance Awards or the Performance Goal, or with respect to other matters, the Committee's discretion shall be limited as follows: (i) no action may be taken hereunder which would result in an Earned Performance Award larger than the Target Performance Award granted to (x) any Named Restricted Participant or (y) any other Participant if as a result of such action and the application of section 162(m) of the Code, compensation deemed payable hereunder to such Participant with respect to such Performance Period would become an expense to the Corporation which would not be deductible from gross income for federal income tax purposes (although any such action may be effective with respect to all other Participants); (ii) the aggregate Earned Performance Awards awarded with respect to a Performance Period shall not exceed the aggregate Target Performance Awards to Participants who are eligible to receive Stock Units at the completion of the Performance Period; and (iii) no single Participant shall be eligible to receive more than 60,000 Stock Units with respect to a single Performance
Period.



ARTICLE IV - Tax Withholding



        The Corporation may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Corporation. Subject to compliance with any requirements of applicable law, including requirements of Section 16 of the Exchange Act, the Committee may permit or require a Participant to have any portion of any withholding taxes payable in respect of a distribution of Common Stock satisfied through the retention by the Corporation of shares of Common Stock having a fair market value equal to the withholding amount.



ARTICLE V - Payment Deferral Election



        (a) A Participant may defer receipt of Stock Units with respect to all or any integral part of an Earned Performance Award by executing and delivering to the Administrator a Payment Deferral Election. Such Payment Deferral Election: (i) must specify the date or dates on which payment of any Stock Units earned with respect to a Performance Period shall be made (which date shall not be less than six (6) months from the date payment would otherwise have been made); (ii) must be submitted before the first day of the second year of the Performance Period to which the deferral relates or on such other date as may be specified in writing by the Committee; (iii) must be made in writing on a form provided by the Administrator; and (iv) is subject to such other conditions, restrictions or limitations as may be specified from time to time by the Administrator or the Committee.



        (b) In the event a Participant makes a Payment Deferral Election, the Administrator shall establish and maintain a Stock Unit Account with respect to such Participant. At the time that an Earned Performance Award would otherwise be paid in shares of Common Stock as provided in Section (e) of
Article III, the number of Stock Units earned under such Earned Performance Award and deferred pursuant to a Payment Deferral Election shall be credited to the Participant's Stock Unit Account and paid on the payment date specified by such Payment Deferral Election.


        (c) As and when any cash dividends are paid in respect of the Common Stock, each Participant who has made a Payment Deferral Election shall be entitled to receive, with respect to all Stock Units credited to his or her Stock Unit Account, a cash payment in an amount equal to the dividend which would have been paid to the Participant if such Stock Units actually had represented shares of Common Stock. The right to this cash dividend-equivalent payment shall apply to cash dividends paid on account of any record date during which the Stock Unit is credited to the Participant's Stock Unit Account, and shall be paid directly to the Participant.



        (d) Appropriate adjustment shall be made to the number of Stock Units in any Stock Unit Account in the event of changes in the Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares and the like, to the extent contemplated by and in accordance with Section (c) of Article
III of the Plan.



        (e) In the event of any other distribution of property to holders of the Common Stock not covered by Sections (c) and (d) of this Article V, then the Committee may, in its sole discretion, provide for a fair market value equivalent payment directly to Participants on account of Stock Units credited to such Participant's Stock Unit Account on the record date for such distribution. Any such distribution shall be at such time, in such amount and in such form (including cash, securities or other property) as the Committee shall determine.



        (f) Except as provided in Section (i) of this Article V, a Payment Deferral Election shall cease to be effective and all Stock Units credited to a Participant's Stock Unit Account shall become immediately due and payable in the event of a Participant's death or Permanent Disability, or in the event the Committee exercises its discretion under Section (g) of Article III, in the event of a Fundamental Corporate Transaction. The Committee may, upon a determination of Unforeseeable Emergency by the Committee, in its sole discretion, permit a Participant to withdraw all or a portion of the Stock Units credited to his or her Stock Unit Account.



        (g) Each Participant shall have the right, at any time, to designate a person or trust as beneficiary or beneficiaries (both primary and contingent) to whom payments of Stock Units credited to his or her Stock Unit Account shall be made if the Participant dies before all such Stock Units have been distributed. Any beneficiary(ies) designation shall be made in writing on a form prescribed by the Committee and filed with the Administrator, shall become effective only when received and accepted by the Administrator and may be changed by filing a new designation with the Administrator on a prescribed form. The filing of a new beneficiary designation will cancel all beneficiary designations previously filed.



        (h) If a Participant who has Stock Units credited to his or her Stock Unit Account fails to designate a beneficiary as provided above, or if all designated beneficiaries predecease the Participant, then payment of any Stock Units shall be made to the Participant's personal representative, executor or administrator.



        (i) Notwithstanding any other provision in this Article V and unless specifically determined otherwise by the Committee, if at the time of any payment of Stock Units to a Participant under this Program (including if the time of such payment is determined as a result of a Payment Deferral Election) any compensation deemed payable hereunder would be an expense to the Corporation which would not be deductible from gross income for federal income tax purposes as a result of the application of section 162(m) of the Code, then such Participant shall automatically be deemed to have elected a Payment Deferral Election with respect to any portion of such payment which would be non-deductible, and such Payment Deferral Election shall continue from year to year with respect to any such non-deductible payments. In such event the Participant shall be entitled to all rights he or she would have had if a Payment
Deferral Election had been made.


ARTICLE VI - Nontransferability



        A person's rights and interests under the Program prior to the delivery of certificates for Common Stock in full payment of all Stock Units shall be solely the rights of a general unsecured creditor of the Corporation and such rights may not be assigned, pledged, or transferred in any manner except, in the event of a Participant's death, to his designated beneficiary as provided herein with respect to Stock Units credited in a Stock Unit Account, or, by will or the laws of descent and distribution. Stock certificates shall only be delivered to the Participants or beneficiaries entitled to receive them or to their authorized legal representatives.



ARTICLE VII - Modification and Waiver



        The Board of Directors may amend, modify or discontinue the Program or waive any of its provisions, except that no such amendment, modification, waiver or discontinuance shall revoke or alter the terms of any valid Earned Performance Award or Stock Unit previously granted in accordance with the Program without the consent of the holder thereof, except as permitted under
Article III or Article VIII below. To the extent required under Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act, and to the extent required by section 162(m) of the Code with respect to Restricted Participants, no action by the Board of Directors which materially modifies the Plan shall become effective without the approval of the shareholders of the Corporation.



ARTICLE VIII - Government Regulations



        The obligations of the Corporation to issue any Stock Units or Common Stock under the Program shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Board of Directors of the Corporation may make such changes as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.



ARTICLE IX - Plan Governs



        In the event of any conflict between the Program and the Plan, the terms of the Plan shall govern.